Exhibit 99.1

October 18, 2017
Limelight Networks(R) Reports Record Financial Results for the Third Quarter of 2017
17% revenue growth and 730 basis points of gross margin improvements underscore record performance

•	Revenue of $46.1 million, up 17 percent year over year

•	GAAP gross margin of 48.4%, up 730 basis points, year over year

•	GAAP EPS of $(0.02) and Non-GAAP EPS of $0.02

•	Raising 2017 revenue, gross margin, Non-GAAP earnings per share and Adjusted EBITDA guidance
Limelight Networks, Inc. (Nasdaq:LLNW) (Limelight), a global leader in digital content delivery, today reported revenue of $46.1 million for the third quarter of 2017, up 17% compared to $39.5 million in the third quarter of 2016, and up two percent compared to $45.4 million in the second quarter of 2017. Currency exchange negatively impacted year-over-year comparison by $0.2 million, or less than one percent.
Gross margin was 48.4% in the third quarter of 2017, an increase of 730 basis points from 41.1% in the third quarter of 2016.
On a GAAP basis, Limelight reported a net loss of $1.8 million, or $0.02 per basic share, for the third quarter of 2017, compared to a net loss of $6.1 million, or $0.06 per basic share, in the third quarter of 2016.
Non-GAAP net income was $2.2 million, or $0.02 per basic share, for the third quarter of 2017, compared to non-GAAP net loss of $0.3 million, or break-even per basic share, in the third quarter of 2016.
EBITDA was $3.4 million for the third quarter of 2017, compared to negative $0.7 million for the third quarter of 2016. Adjusted EBITDA was $7.4 million for the third quarter of 2017, compared to $5.1 million for the third quarter of 2016.
Limelight ended the third quarter with 535 employees and employee equivalents, up from 533 employees at the end of the second quarter of 2017, and up from 502 employees in the year ago period.
“We are pleased with Limelight’s third quarter results that showed sequential improvements even in a seasonally weak quarter, and marked record achievements across multiple key financial and non-financial metrics. Customers continue to reward Limelight’s performance gains by sending us more business, and we believe we are continuing to take market share. Pricing discipline and operational efficiencies are driving massive gains in gross margin, and the significant and continuing improvement in our Net Promoter Score confirms our customer’s growing satisfaction with the value they obtain from Limelight,” said Bob Lento, Chief Executive Officer at Limelight.
“In light of the strength of our results, we are again raising guidance for Limelight’s full year revenue, gross margin, non-GAAP earnings per share, and Adjusted EBITDA.  We foresee Limelight’s 2017 operating performance to be our best ever, and we plan on improving further in 2018.  As we’ve said before, we operate in a healthy and growing industry, we are proud to serve our customers, we are a good partner for our vendors, we are a desirable employer, and we are acutely focused on delivering exceptional shareholder returns,” Mr. Lento added.

Exhibit 99.1

Based on current conditions, for the full-year 2017, we are providing the following updates to our previously announced guidance:

Limelight Networks, Inc.
2017 Guidance

	October 18, 2017	July 26, 2017	April 24, 2017	February 8, 2017
Revenue	$182 to $185 million	$180 to $182 million	$177 to $181 million	$175 to $180 million

Gross margin percentage	Expansion of more than 450 basis points over 2016	Expansion of 300 basis points over 2016	Expansion of 200 basis points over 2016	Expansion of more than 150 basis points over 2016

Non-GAAP EPS	$0.06 to $0.08	$0.05 to $0.07	$0.03 to $0.06	$0.02 to $0.06

Adjusted EBITDA	$26 to $29 million	$24 to $28 million	$23 to $27 million	$22 to $27 million

Capital expenditures	Approx. $20 million	Approx. $20 million	Approx. $20 million	Approx. $20 million

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2017	June 30, 2017	December 31, 2016
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,744	$22,972	$21,734
Marketable securities	36,948	37,624	44,453
Accounts receivable, net	28,712	28,154	27,418
Income taxes receivable	102	112	125
Prepaid expenses and other current assets	4,453	4,121	4,865
Total current assets	90,959	92,983	98,595
Property and equipment, net	29,835	30,415	30,352
Marketable securities, less current portion	40	40	40
Deferred income taxes	1,393	1,307	1,105
Goodwill	76,925	77,032	76,243
Other assets	1,794	1,802	1,794
Total assets	$200,946	$203,579	$208,129
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,804	$10,763	$8,790
Deferred revenue	1,694	1,741	2,138
Income taxes payable	383	334	188
Provision for litigation	18,000	18,000	18,000
Other current liabilities	15,665	12,722	12,836
Total current liabilities	44,546	43,560	41,952
Deferred income taxes	146	147	152
Deferred revenue, less current portion	15	15	22
Provision for litigation, less current portion	13,500	18,000	27,000
Other long-term liabilities	859	1,057	1,435
Total liabilities	59,066	62,779	70,561
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 109,638, 109,248 and 107,059 shares issued and outstanding at September 30, 2017, June 30, 2017 and December 31, 2016, respectively	110	109	107
Additional paid-in capital	499,487	497,018	490,819
Accumulated other comprehensive loss	(8,679)	(9,045)	(11,038)
Accumulated deficit	(349,038)	(347,282)	(342,320)
Total stockholders’ equity	141,880	140,800	137,568
Total liabilities and stockholders’ equity	$200,946	$203,579	$208,129

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	Percent	Sept. 30,	Percent	Sept. 30,	Sept. 30,	Percent
	2017	2017	Change	2016	Change	2017	2016	Change
Revenues	$46,069	$45,370	2%	$39,473	17%	$136,173	$124,456	9%
Cost of revenue:
Cost of services (1)	19,287	19,464	(1)%	18,834	2%	57,758	59,214	(2)%
Depreciation — network	4,506	4,531	(1)%	4,401	2%	13,594	13,558	—%
Total cost of revenue	23,793	23,995	(1)%	23,235	2%	71,352	72,772	(2)%
Gross profit	22,276	21,375	4%	16,238	37%	64,821	51,684	25%
Gross profit percentage	48.4%	47.1%		41.1%		47.6%	41.5%
Operating expenses:
General and administrative (1)	8,079	6,804	19%	8,033	1%	23,397	22,082	6%
Sales and marketing (1)	8,836	8,997	(2)%	7,711	15%	27,100	24,730	10%
Research and development (1)	6,443	6,715	(4)%	5,626	15%	19,377	18,241	6%
Depreciation and amortization	603	597	1%	613	(2)%	1,789	1,862	(4)%
Provision for litigation	—	—	NA	—	NA	—	54,000	NA
Total operating expenses	23,961	23,113	4%	21,983	9%	71,663	120,915	(41)%
Operating loss	(1,685)	(1,738)	(3)%	(5,745)	(71)%	(6,842)	(69,231)	(90)%
Other income (expense):
Interest expense	(18)	(10)	80%	(406)	(96)%	(42)	(865)	(95)%
Interest income	127	121	5%	8	1,488%	365	22	1,559%
Other, net	8	153	(95)%	151	(95)%	249	472	(47)%
Total other income (expense)	117	264	(56)%	(247)	(147)%	572	(371)	(254)%
Loss before income taxes	(1,568)	(1,474)	6%	(5,992)	(74)%	(6,270)	(69,602)	(91)%
Income tax expense	188	151	25%	130	45%	448	404	11%
Net loss	$(1,756)	$(1,625)	8%	$(6,122)	(71)%	(6,718)	(70,006)	(90)%

Net loss per share:
Basic and diluted	$(0.02)	$(0.01)		$(0.06)		(0.06)	(0.67)

Weighted average shares used in per share calculation:
Basic and diluted	109,342	108,422		104,860		108,376	103,819

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2017	2017	2016	2017	2016
Share-based compensation:
Cost of services	$352	$364	$209	$1,075	$1,118
General and administrative	1,565	1,674	1,616	4,773	5,119
Sales and marketing	611	617	641	1,848	2,016
Research and development	584	600	521	1,746	1,523
Total share-based compensation	$3,112	$3,255	$2,987	$9,442	$9,776

Depreciation and amortization:
Network-related depreciation	$4,506	$4,531	$4,401	$13,594	$13,558
Other depreciation and amortization	603	597	611	1,789	1,848
Amortization of intangible assets	—	—	2	—	14
Total depreciation and amortization	$5,109	$5,128	$5,014	$15,383	$15,420

Net increase (decrease) in cash, cash equivalents and marketable securities:	$(2,904)	$(232)	$43,515	$(8,495)	$1,398

End of period statistics:
Approximate number of active customers	753	779	875	753	875

Number of employees and employee equivalents	535	533	502	535	502

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2017	2017	2016	2017	2016
Operating activities
Net loss	$(1,756)	$(1,625)	$(6,122)	$(6,718)	$(70,006)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,109	5,128	5,014	15,383	15,420
Share-based compensation	3,112	3,255	2,987	9,442	9,776
Provision for litigation	—	—	—	—	54,000
Foreign currency remeasurement (gain) loss	79	290	343	658	509
Deferred income taxes	(73)	(94)	(39)	(217)	(25)
Gain on sale of property and equipment	(2)	(17)	(162)	(94)	(296)
Accounts receivable charges	242	241	69	732	36
Amortization of premium on marketable securities	65	80	—	228	19
Realized loss on sale of marketable securities	—	—	—	—	32
Changes in operating assets and liabilities:
Accounts receivable	(800)	(2,204)	1,944	(2,026)	3,901
Prepaid expenses and other current assets	(322)	(47)	941	545	4,333
Income taxes receivable	13	(8)	16	34	54
Other assets	13	11	50	21	558
Accounts payable and other current liabilities	2,048	3,861	1,769	4,749	(670)
Deferred revenue	(47)	(101)	(1,091)	(450)	(1,552)
Income taxes payable	46	138	(21)	180	(76)
Payments for provision for litigation	(4,500)	(4,500)	(4,500)	(13,500)	(4,500)
Other long term liabilities	(202)	(185)	(213)	(584)	(550)
Net cash provided by operating activities	3,025	4,223	985	8,383	10,963
Investing activities
Purchases of marketable securities	(2,864)	(2,993)	—	(10,383)	—
Sale and maturities of marketable securities	3,500	6,994	—	17,744	28,315
Change in restricted cash	—	—	62,790	—	—
Purchases of property and equipment	(5,328)	(4,733)	(2,986)	(15,806)	(4,666)
Proceeds from sale of property and equipment	3	22	—	83	—
Net cash (used in) provided by investing activities	(4,689)	(710)	59,804	(8,362)	23,649
Financing activities
Principal payments on capital lease obligations	—	—	(4,207)	—	(4,685)
Payment of employee tax withholdings related to restricted stock vesting	(655)	(880)	(362)	(2,571)	(1,306)
Proceeds from line of credit	—	—	(12,790)	—	—
Proceeds from employee stock plans	12	1,077	48	1,200	904
Net cash (used in) provided by financing activities	(643)	197	(17,311)	(1,371)	(5,087)
Effect of exchange rate changes on cash and cash equivalents	79	110	37	360	195
Net increase (decrease) in cash and cash equivalents	(2,228)	3,820	43,515	(990)	29,720
Cash and cash equivalents, beginning of period	22,972	19,152	30,885	21,734	44,680
Cash and cash equivalents, end of period	$20,744	$22,972	$74,400	$20,744	$74,400
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss), adjusted to exclude provision for litigation, share-based compensation, litigation expenses, and amortization of intangible assets. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense. We define

Exhibit 99.1

Adjusted EBITDA as EBITDA adjusted to exclude provision for litigation, share-based compensation and litigation expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	these measures do not reflect income taxes or the cash requirements for any tax payments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Exhibit 99.1

Reconciliation of Non-GAAP Financial Measures
Limelight is presenting the most directly comparable U.S. GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited

	Three Months Ended						Nine Months Ended
	September 30, 2017		June 30, 2017		September 30, 2016		September 30, 2017		September 30, 2016
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(1,756)	$(0.02)	$(1,625)	$(0.01)	$(6,122)	$(0.06)	$(6,718)	$(0.06)	$(70,006)	$(0.67)
Provision for litigation	—	—	—	—	—	—	—	—	54,000	0.52
Share-based compensation	3,112	0.03	3,255	0.03	2,987	0.03	9,442	0.09	9,776	0.09
Litigation expenses	863	0.01	1,276	0.01	2,837	0.03	4,048	0.04	5,286	0.05
Amortization of intangible assets	—	—	—	—	2	0.00	—	—	14	0.00
Non-GAAP net income (loss)	$2,219	$0.02	$2,906	$0.03	$(296)	$0.00	$6,772	$0.06	$(930)	$(0.01)

Weighted average shares used in per share calculation:		109,342		108,422		104,860		108,376		103,819

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2017	2017	2016	2017	2016
U.S. GAAP net loss	$(1,756)	$(1,625)	$(6,122)	$(6,718)	$(70,006)
Depreciation and amortization	5,109	5,128	5,014	15,383	15,420
Interest expense	18	10	406	42	865
Interest and other (income) expense	(135)	(274)	(159)	(614)	(494)
Income tax expense	188	151	130	448	404
EBITDA	$3,424	$3,390	$(731)	$8,541	$(53,811)
Provision for litigation	—	—	—	—	54,000
Share-based compensation	3,112	3,255	2,987	9,442	9,776
Litigation expenses	863	1,276	2,837	4,048	5,286
Adjusted EBITDA	$7,399	$7,921	$5,093	$22,031	$15,251
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.

Exhibit 99.1

Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 888-317-6016 within the United States or +1 412-317-6016 outside of the U.S. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income, capital expenditures, litigation, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of October 18, 2017, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks, a global leader in digital content delivery, empowers customers to better engage online audiences by enabling them to securely manage and globally deliver digital content, on any device. The company’s Limelight Orchestrate Platform includes a global infrastructure with a fully-integrated suite of capabilities and services to help you address all your content delivery needs. The Orchestrate Platform solves your most important content delivery challenges so you can deliver the next great digital experience anywhere. For more information, please visit www.limelight.com and follow us on Twitter, Facebook and LinkedIn.
Copyright (C) 2017 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com

Exhibit 99.1

Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ